POWER  OF ATTORNEY


I,  Warren  J.  Nimetz,  do  hereby designate Alan  B.  Miller,  Steve  Filton and Charles F. Boyle to act as my lawful attorneys-in-fact to execute and have delivered on my behalf, with the Securities and Exchange Commission and the New York Stock Exchange, certain forms as they pertain to my reporting of holdings of Universal Health Services, Inc., Common Stock.

Such necessary forms shall consis of a Form 3, Initial Statement of Beneficial
 Ownership, Form 4, Statement of Changes in Beneficial Ownership and Form 5, Annual Statement of Changes in Beneficial Ownership.

I hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof.



/s/ Warren J. Nimetz


Signed and dated on this 17th day of January,  2018.



The undersigned, Alan B. Miller, Steve Filton and Charles F. Boyle hereby affirm that we are the persons named herein as attorneys-in-fact and that our original signatures are affixed hereto.

/s/ Alan B. Miller
/s/ Steve  Filton
/s/ Charles  F. Boyle


Signed and dated on this 17th day of January,  2018.



COMMONWEALTH  OF PENNSYLVANIA COUNTY  OF MONTGOMERY

On this 17th day of January, in the year 2018, before me, Karen D. Sterner, personally appeared Warren J. Nimetz, Alan B. Miller, Steve Filton and Charles F. Boyle, personally known to me and have executed this document in  my presence.

/s/ Karen D. Sterner

(SEAL) Signature of Notary Public
COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
Karen D. Sterner, Notary  Public North Coventry Twp.,
Chester County My Commission Expires  Aug. 31, 2021
MEMBER. PENNSYLVANIA ASSOCIATION  OF NOTARIES